Exhibit 16.1


                       [Mazars & Guerard, LLP Letterhead]

February 21, 2000

Securities and Exchange Commission
Office of Chief Accountant
450 5th Street, N.W.
Washington, D.C. 20549

Gentleman:

We have read Item 4 of the Form 8-K dated February 21, 2000 of Electronic Business Services, Inc. and agree with such statement.

Very truly yours,


/s/ MAZARS & GUERARD, LLP
-------------------------
    Mazars & Guerard, LLP

Certified Public Accountants



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